Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Saxon Capital, Inc. 2001 Stock Incentive Plan, Saxon Capital, Inc. 2001 Employee Stock Purchase Plan, and the SCI Services, Inc. 401(k) Plan of our report on Saxon Capital, Inc. dated October 5, 2001, appearing in the prospectus as part of Registration Statement No. 333-71052 on Form S-1 filed with the Securities and Exchange Commission on October 5, 2001.


     We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Saxon Capital, Inc. 2001 Stock Incentive Plan, Saxon Capital, Inc. 2001 Employee Stock Purchase Plan, and the SCI Services, Inc. 401(k) Plan of our report on SCI Services, Inc. dated March 16, 2001 (October 5, 2001, as to Note 16), appearing in the prospectus as part of Registration Statement No. 333-71052 on Form S-1 filed with the Securities and Exchange Commission on October 5, 2001, as amended.



/s/ DELOITTE & TOUCHE LLP

Richmond, Virginia
January 15, 2002